Articles of Amendment
                                       To
                          Articles of Incorporation of

                        NATIONAL INVESTMENT MANAGERS INC.

                   CERTIFICATE OF DESIGNATION OF PREFERENCES,
                             RIGHTS AND LIMITATIONS
                                       OF
                 SERIES D CUMULATIVE CONVERTIBLE PREFERRED STOCK

                       PURSUANT TO SECTION 607.0602 OF THE
                         FLORIDA GENERAL CORPORATION LAW

        The undersigned, Steven Ross, does hereby certify that:

            1. He is the Chief Executive Officer, of NATIONAL INVESTMENT MANAGERS INC., a Florida corporation (the "Corporation").

            2. The Corporation is authorized to issue 10,000,000 shares of preferred stock, of which 4,000,000 shares are designated as Series A Cumulative Convertible Preferred Stock and 3,820,000 are currently outstanding and 4,000,000 are designated as Series B Cumulative Convertible Preferred Stock and 3,815,000 are currently outstanding and 1,000,000 shares are designated as Series C Cumulative Convertible Preferred Stock and 883,334 shares are currently outstanding.

            3. The  following  resolutions  were  duly  adopted  by the Board of
Directors:

      WHEREAS, the Articles of Incorporation of the Corporation provides for a class of its authorized stock known as preferred stock, comprised of 10,000,000 shares, $0.001 par value, issuable from time to time in one or more series;

      WHEREAS, the Board of Directors of the Corporation is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of preferred stock and the number of shares constituting any Series and the designation thereof, of any of them; and

      WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions and other matters relating to a series of the preferred stock, which shall consist of up to 500,000 shares of the preferred stock which the Corporation has the authority to issue, as follows:

      NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of preferred stock for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of preferred stock as follows:


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                            TERMS OF PREFERRED STOCK

      Section 1. Designation, Amount and Par Value. The series of preferred stock shall be designated as its SERIES D Cumulative Convertible Preferred Stock (the "Preferred Stock") and the number of shares so designated shall be 500,000 (which shall not be subject to increase without the consent of all of the holders of the Preferred Stock (each, a "Holder" and collectively, the "Holders")). Each share of Preferred Stock shall have a par value of $0.001 per share and a stated value equal to $10.00 (the "Stated Value"). Capitalized terms not otherwise defined herein shall have the meaning given such terms in Section 8 hereof.

      Section 2. Dividends.

            (a) Subject to the rights of the Series A, Series B and Series C Cumulative Convertible Preferred Stock, Holders shall be entitled to receive cumulative dividends at the rate per share (as a percentage of the Stated Value per share) of 12% per annum (subject to increase pursuant to
      Section 7(a)), or $1.20 per share of Preferred Stock payable quarterly on March 31, June 30, September 30 and December 31, commencing on September 30, 2006, the first such date after the Original Issue Date (except that, if such date is not a Trading Day, the payment date shall be the next succeeding Trading Day)("Dividend Payment Date"). The form of dividend payments to each Holder shall be made at the sole discretion and election of the Company: (i) if funds are legally available for the payment of dividends, in cash, (ii) in registered shares of Common Stock or (iii) in restricted shares of Common Stock with piggyback registration rights. In the event that the Company elects to issue shares of Common Stock in payment of a dividend and there is an effective registration statement covering such shares of Common Stock at the time such dividend is declared effective, the number of shares of Common Stock to be delivered in payment of such dividend shall be determined by dividing the dividend amount by 95% of the average closing sale price of the Common Stock on the Principal Market (as defined below) for the 20 trading days immediately preceding the record date for payment of such dividend (the "Registered Dividend ACP"). In the event that the Company elects to issue shares of Common Stock in payment of a dividend and the shares of Common Stock to be issued as a dividend are restricted securities, the number of restricted shares of Common Stock to be delivered in payment of such dividend shall be determined by dividing the dividend amount by 80% of the average closing sale price of the Common Stock on the Principal Market for the 20 trading days immediately preceding the record date for payment of such dividend (the "Restricted Dividend ACP" and together with the Registered Dividend ACP, the "Dividend ACP). However, if the Company and the Holder mutually agree that they are unable to determine the Dividend ACP, then such dividend shall be determined by dividing the dividend amount by the average of the three highest closing bid prices on the Principal Market during the 20 trading days immediately preceding the record date for payment of such dividend. If funds are not legally available for the payment of dividends, then at the election of such Holder, such dividends shall accrue to the next Dividend Payment Date or shall be accreted to the outstanding Stated Value. Dividends on the Preferred Stock shall be calculated on the basis of a 360-day year, shall accrue daily commencing on the Original Issue Date, and shall be deemed to accrue from such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. Except as otherwise provided herein, if at any time the Corporation pays dividends partially in cash and partially in shares, then such payment shall be distributed ratably among the Holders based upon the number of shares of Preferred Stock held by each Holder.

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

            (b) So long as any Preferred Stock shall remain outstanding, neither the Corporation nor any Subsidiary thereof shall redeem, purchase or otherwise acquire directly or indirectly any Junior Securities and/or pari passu securities. So long as any Preferred Stock shall remain outstanding, neither the Corporation nor any Subsidiary thereof shall directly or indirectly pay or declare any dividend or make any distribution (other than a dividend or distribution described in Section 5 or dividends due and paid in the ordinary course on preferred stock of the Corporation at such times when the Corporation is in compliance with its payment and other obligations hereunder) upon, nor shall any distribution be made in respect of, any Junior Securities and/or pari passu securities, nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities and/or pari passu securities.

            (c) The Corporation acknowledges and agrees that the capital of the Corporation (as such term is used in Section B of the General Corporation Law of Florida) in respect of the Preferred Stock and any future issuances of the Corporation's capital stock shall be equal to the aggregate par value of such Preferred Stock or capital stock, as the case may be, and that, on or after the date of the Subscription Agreement, it shall not increase the capital of the Corporation with respect to any shares of the Corporation's capital stock issued and outstanding on such date. The Corporation also acknowledges and agrees that it shall not create any special reserves under the General Corporation Law of Florida without the prior written consent of each Holder.

      Section 3. Voting Rights.

            (a) General. Except as otherwise provided herein and as otherwise required by law, the Preferred Stock shall have the right to vote together with holders of Common Stock as a single class on all matters upon which stockholders are entitled to vote, including election of the members of the Company's Board of Directors. Each share of Preferred Stock will have the number of votes corresponding to the number of shares of Common Stock into which the Preferred Stock may be converted on the record date for determining stockholders entitled to vote.

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

            (b) Minority Rights. So long as any shares of Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of two-thirds (2/3) of the shares of the Preferred Stock then outstanding: (i) fail to maintain a majority of the Board of Directors as independent directors, which such failure has not been cured for a period of 30 days; (ii) obtain more than $20,000,000 of Senior Debt (defined below) unless the Company has achieved during any quarter subsequent to the final Closing, EBITDA (excluding stock compensation) of $1,500,000 as reported in its SEC Reports; (iii) default on debt in excess of $100,000 which such default in not cured in 30 days of notice of such default; (iv) alter the terms of the Preferred Stock or alter or amend this Certificate of Designation; (v) issue securities that are senior to or pari passu with the rights and preferences of the Preferred Stock; (vi) pay dividends on the shares of Common Stock; (vii) repurchase its shares of Common Stock;
      (viii) change the Company's business; (ix) incur or permit any new liens on assets; (x) merge or sell the Company or its assets; (xi) amend the Company's articles of incorporation or bylaws; (xii) fail to obtain the effectiveness of a registration statement registering the shares of Common Stock issuable upon conversion of the Preferred Stock within 240 days from the date hereof; or (xiii) enter into any agreement with respect to the foregoing. For purposes of this Section 3(b), Senior Debt shall mean all secured lender debt of the Company other than payment in kind interest added to the Company's debt outstanding as of the date hereof and debt issued to parties in connection with the acquisition of such parties' assets by the Company or merger of such parties business into the Company or a subsidiary of the Company.

            (c) Limits on Additional Convertible Securities. So long as any shares of Preferred Stock are outstanding, and subject to Section 3(a) above, the Company shall not, without the affirmative vote of the Holders of a majority of the shares of the Preferred Stock then outstanding, issue any additional securities convertible into Common Stock (including, but not limited to, debt or shares of preferred stock) in addition to the convertible securities outstanding as of the date hereof.

            (d) Other Debt. So long as any shares of Preferred Stock are outstanding, and subject to Sections 3(a) and (b) above, the Company shall not, without the affirmative vote of the Holders of a majority of the shares of the Preferred Stock then outstanding, incur any additional debt other than debt outstanding as of the date hereof other than debt issued to parties in connection with the acquisition of such parties' assets by the Company or merger of such parties business into the Company or a subsidiary of the Company.

      Section 4. Liquidation. Subject to the rights of the Series B and Series C Cumulative Convertible Preferred Stock, upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a "Liquidation"), the Holders shall be entitled to receive out of the assets of the Corporation, whether such assets are capital or surplus, for each share of Preferred Stock an amount equal to two (2x) times the original purchase price per share plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing thereon before any distribution or payment shall be made to the holders of any Junior Securities and/or pari passu securities, and if the assets of the Corporation shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be distributed among the Holders ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A Fundamental Transaction or Change of Control Transaction shall be treated as a Liquidation. The Corporation shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each record Holder.

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

      Section 5. Conversion.

      (a) (i) Conversions at Option of Holder. Each share of Preferred Stock shall be convertible into shares of Common Stock (subject to the limitations set forth in Section 5(a)(iii)) determined by dividing the Stated Value of such share by the Set Price, at the option of the Holder, at any time and from time to time from and after the Original Issue Date. Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a "Notice of Conversion"). Each Notice of Conversion shall specify the number of shares of Preferred Stock to be converted, the number of shares of Preferred
      Stock owned prior to the conversion at issue, the number of shares of Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the Holder delivers such Notice of Conversion to the Corporation by facsimile (the "Conversion Date"). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error.

            (ii) Beneficial Ownership Limitation. (A) The Corporation shall not effect any conversion of the Preferred Stock, and the Holder shall not have the right to convert any portion of the Preferred Stock to the extent that after giving effect to such conversion, the Holder (together with the Holder's affiliates), as set forth on the applicable Notice of Conversion, would beneficially own in excess of 9.9% of the number of shares of the Common Stock Outstanding immediately after giving effect to such conversion. Beneficial ownership shall be calculated in accordance with
      Section 13(d) of the Exchange Act. To the extent that the limitation contained in this Section 5(a)(iii) applies, the determination of whether the Preferred Stock is convertible (in relation to other securities owned by the Holder together with any affiliates) and of which shares of Preferred Stock is convertible shall be in the sole discretion of such Holder, and the submission of a Notice of Conversion shall be deemed to be such Holder's determination of whether the shares of Preferred Stock may be converted (in relation to other securities owned by such Holder) and which shares of the Preferred Stock is convertible, in each case subject to such aggregate percentage limitations. To ensure compliance with this restriction, the Holder will be deemed to represent to the Corporation each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Corporation shall have no obligation to verify or confirm the accuracy of such determination. For purposes of this Section 5(a)(iii), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in the most recent of the following: (A) the Corporation's most recent Form 10-QSB or 10-Q or Form 10-KSB or 10_K, as the case may be, (B) a more recent public announcement by the Corporation or (C) any other notice by the Corporation or the Corporation's transfer agent setting forth the number of shares of Common Stock Outstanding. Upon the written or oral request of the Holder, the Corporation shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including the Preferred Stock, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. This restriction may not be waived.

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

            (iv) Limitation on Number of Shares Issuable. Notwithstanding anything herein to the contrary, the Corporation shall not issue to any Holder any shares of Common Stock, including pursuant to any rights herein, including, without limitation, any conversion rights or right to issue shares of Common Stock in payment of dividends, to the extent such shares, when added to the number of shares of Common Stock issued or issuable upon conversion of any shares of Preferred Stock pursuant to
      Section 5(a)(i) would exceed 19.999% of the Corporation's outstanding Common Stock immediately prior to the Conversion Date or such greater number of shares of Common Stock permitted pursuant to the corporate governance rules of the Principal Market that is at the time the principal trading exchange or market for the Common Stock, based upon share volume, as confirmed in writing by counsel to the Corporation (the "Maximum Aggregate Share Amount"), unless the Corporation first obtains shareholder approval permitting such issuances in accordance with the Principal Market rules ("Shareholder Approval"). Each Holder shall be entitled to a portion of the Maximum Aggregate Share Amount equal to the quotient obtained by dividing (x) such the number of shares of Preferred Stock initially purchased by such Holder by (y) the aggregate number of shares purchased by all Holders. Such portions shall be adjusted upward ratably in the event all of the shares of Preferred Stock of any Holder are no longer outstanding. If at any time the number of shares of Common Stock which could, notwithstanding the limitation set forth herein, be issuable and sold to all Holders during the following 12 months (assuming all dividends are paid in shares of Common Stock during such period of determination based upon the VWAP at the time of any such determination) equals or exceeds the Maximum Aggregate Share Amount, then the Corporation shall, subject to any requirements in the Subscription Agreement to act sooner, obtain the Shareholder Approval applicable to such issuance as soon as is possible, but in any event not later than the 75th day after the date in which the Corporation determines (or is notified by any Holder) that the Maximum Aggregate Share Amount could be exceeded and shall continue to seek to obtain Shareholder Approval every 75 days until such Shareholder Approval is obtained. If the Corporation shall have failed to obtain the Shareholder Approval on or prior to the initial 75th day after the date in which the Corporation determines (or is notified by a Holder) that the Maximum Aggregate Share Amount would be exceeded, then the dividend on the Preferred Stock shall thereafter be 15% per annum until such Shareholder Approval is obtained.

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      (b) Not later than three  Trading  Days  after each  Conversion  Date (the
      "Share Delivery Date"), the Corporation shall deliver to the Holder a certificate or certificates which, after the Effective Date, shall be free of restrictive legends and trading restrictions representing the number of shares of Common Stock being acquired upon the conversion of shares of Preferred Stock. After the Effective Date, the Corporation shall, upon request of the Holder, deliver any certificate or certificates required to be delivered by the Corporation under this Section electronically through
      the  Depository  Trust   Corporation  or  another   established   clearing
      corporation performing similar functions. Nothing herein shall limit a Holder's right to pursue injunctive relief and/or actual damages for the Company's failure to issue and deliver Common Stock to the Holder, including, without limitation, the Holder's actual losses occasioned by
      any  "buy-in"  of  common  stock   necessitated  by  such  late  delivery.
      Furthermore, in addition to any other remedies which may be available to the Holder, in the event that the Corporation fails for any reason to effect delivery of such shares of common stock within three Trading Days of the date of receipt of the conversion notice, the Holder will be entitled to revoke the relevant Conversion Notice by delivering a notice to such effect to the Company whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to delivery of such Conversion Notice except that holder shall retain the right to receive the actual documented cost of any "buy-in." As used herein, "buy-in" shall mean the purchase by a holder of Preferred Stock of shares of common stock in an open market transaction or otherwise in order to meet its delivery obligations in connection with the sale of common stock, which delivery obligation the holder intended to satisfy with the shares of common stock upon conversion.

      (c) (i) The conversion price for each share of Preferred Stock shall equal $0.50 (the "Set Price"), subject to adjustment below.

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            (ii) if the  Corporation,  at any time while the Preferred  Stock is
      outstanding:   (A)  shall  pay  a  stock  dividend  or  otherwise  make  a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and/or Series D Preferred Stock, (B) subdivide outstanding shares of Common Stock into a larger number of shares, (C) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of shares of the Common Stock any shares of capital stock of the Corporation, then the Set Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock Outstanding after such event. Any
      adjustment   made  pursuant  to  this  Section   shall  become   effective
      immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become
      effective   immediately  after  the  effective  date  in  the  case  of  a subdivision, combination or reclassification.

            (iii) except in connection with the issuance of securities associated with (i) the issuance to employees under the Company's option plan; (ii) issued for consideration other than cash pursuant to a merger, consolidation, acquisition, or similar business combination approved by the Company's Board of Directors; (iii) issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement or debt financing from a bank or similar financial institution approved by the Board of Directors; or (iv) warrants issued in connection with a secured finance loan. ("Excepted Issuances"), if the Corporation, at any time while the Preferred Stock is outstanding, shall issue rights, options or warrants to holders of Common Stock (and not to Holders) entitling them to subscribe for or purchase shares of Common Stock at a price per share (the "Effective Price") less than the Set Price then in effect, then and in each such case the then existing Set Price shall be reduced to a price equal to the Effective Price (the "New Set Price"). Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

            (iv) except in connection with an Excepted Issuance, if the Corporation or any subsidiary thereof at any time while any of the Preferred Stock is outstanding, shall offer, sell, grant any option or warrant to purchase or offer, sell or grant any right to reprice its securities, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or any equity or equity equivalent securities (including any equity, debt or other instrument that is at any time over the life thereof convertible into or exchangeable for Common Stock) (collectively, "Common Stock Equivalents") entitling any Person to acquire shares of Common Stock, at an Effective Price per share less than the Set Price then the Set Price shall be reduced to a price equal the Effective Price. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued.

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

            (v) if the Corporation, at any time while the Preferred Stock is outstanding, shall distribute to all holders of Common Stock (and not to Holders) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security other than the Common Stock (which shall be subject to Section 5(c)(iii), then in each such case the Set Price shall be adjusted by multiplying the Set Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holders of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

            (vi) All calculations under this Section 5(c) shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock. For purposes of this Section 5(c), the number of shares of Common Stock deemed to be outstanding (the "Common Stock Outstanding") as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

            (vii) Notwithstanding anything to the contrary herein, no adjustment shall be made hereunder in connection with an Exempt Issuance.

            (viii) Whenever the Set Price is adjusted pursuant to this Section the Corporation shall promptly mail to each Holder, a notice setting forth the Set Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

      Section 8. Definitions. For the purposes hereof, the following terms shall have the following meanings:

            "Alternate  Consideration"  shall  have  the  meaning  set  forth in
      Section 9.

            "Change of Control Transaction" means the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Corporation, by contract or otherwise) of in excess of 33% of the voting securities of the Corporation, or (b) a replacement at one time or within a one year period of more than one-half of the members of the Corporation's board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), or (c) the execution by the Corporation of an agreement to which the Corporation is a party or by which it is bound, providing for any of the events set forth above in (a) or (b).

            "Closing" means closing of the purchase and sale of the Preferred Stock.

            "Closing Date" means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Holders' obligations to pay the Subscription Amount and (ii) the Corporation's obligations to deliver the shares of Preferred Stock and Warrants have been satisfied or waived.

            "Commission" means the Securities and Exchange Commission.

            "Common Stock" means the Corporation's common stock, par value $0.001 per share, and stock of any other class into which such shares may hereafter have been reclassified or changed.

            "Common  Stock  Outstanding"  shall  have the  meaning  set forth in
      Section 5(c)(vi).

            "Conversion Amount" means the sum of the Stated Value at issue.

            "Conversion  Date"  shall  have the  meaning  set  forth in  Section
      5(b)(i).

            "Conversion Shares" means, collectively, the shares of Common Stock into which the shares of Preferred Stock are convertible in accordance with the terms hereof.

            "Conversion Shares Registration Statement" means a registration statement that meets the requirements of the Subscription Agreement and registers the resale of all Conversion Shares by the Holder, who shall be named as a "selling stockholder" thereunder, all as provided in the Subscription Agreement.

            "Dividend Payment Date" shall have the meaning set forth in Section 2(a).

            "Effective   Date"  means  the  date  that  the  Conversion   Shares
      Registration Statement is declared effective by the Commission.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Exempt Issuance" means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Corporation pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Corporation or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise of or conversion of any securities issued hereunder, convertible securities, options or warrants issued and outstanding on the date of the Subscription Agreement, provided that such securities have not been amended since the date of the Subscription Agreement to increase the number of such securities or to decrease the exercise or conversion price of any such securities, and (c) securities issued pursuant to acquisitions or strategic transactions, provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Corporation and in which the Corporation receives benefits in addition to the investment of funds, but shall not include a transaction in which the Corporation is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

            "Fundamental Transaction" means the occurrence after the date hereof of any of (a) the Corporation effects any merger or consolidation of the Corporation with or into another Person, (b) the Corporation effects any sale of all or substantially all of its assets in one or a series of related transactions, (c) any tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (d) the Corporation effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property.

            "Holder" shall have the meaning given such term in Section 1 hereof.

            "Junior Securities" means the Common Stock and all other equity or equity equivalent securities of the Corporation other than those securities that are explicitly senior in rights or liquidation preference to the Preferred Stock.

            "Liquidation" shall have the meaning given such term in Section 4.

            "Notice of  Conversion"  shall have the  meaning  given such term in
      Section 5(a).

            "Original Issue Date" shall mean the date of the first issuance of any shares of the Preferred Stock regardless of the number of transfers of any particular shares of Preferred Stock and regardless of the number of certificates which may be issued to evidence such Preferred Stock.

            "Person" means a corporation, an association, a partnership, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

            "Principal Market" initially means the Over-the-Counter Bulletin Board and shall also include the American Stock Exchange, NASDAQ Small-Cap Market, the New York Stock Exchange, or the NASDAQ National Market, whichever is at the time the principal trading exchange or market for the Common Stock, based upon share volume.

            "Subscription Agreement" means the Subscription Agreement to which the Corporation and the original Holders are parties, as amended, modified or supplemented from time to time in accordance with its terms.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

            "Set Price" shall have the meaning set forth in Section 5(c)(i).

            "Share  Delivery  Date"  shall have the  meaning  given such term in
      Section 5(b).

            "Stated Value" shall have the meaning given such term in Section 1.

            "Subscription Amount" shall mean, as to each Purchaser, the amount to be paid for the Preferred Stock purchased pursuant to the Subscription Agreement as specified below such Purchaser's name on the signature page of the Subscription Agreement and next to the heading "Subscription Amount", in United States Dollars and in immediately available funds.

            "Subsidiary" shall have the meaning given to such term in the Subscription Agreement.

            "Trading Day" shall mean any day during which the Principal Market shall be open for business.

            "Transaction Documents" shall mean the Subscription Agreement and all agreements entered into in connection therewith, including the Warrants.

            "VWAP" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Principal Market other than the Over-the-Counter Bulletin Board, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Principal Market on which the Common Stock is then listed or quoted as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time); (b) if the Principal Market that the Common Stock is then listed or quoted on is the Over-the-Counter Bulletin Board, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Over-The-Counter Bulletin Board; (c) if the Common Stock is not then listed or quoted on a Principal Market and if prices for the Common Stock are then reported in the "Pink Sheets" published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or
      (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers and reasonably acceptable to the Corporation.

      Section 9. Miscellaneous.

            (a) If (i) the  Corporation  shall  declare a dividend (or any other distribution) on the Common Stock, (ii) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock,
      (iii) the Corporation shall authorize the granting to all holders of Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (iv) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or (v) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation; then the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of the Preferred Stock, and shall caused to be mailed to the Holders at their last addresses as they shall appear upon the stock books of the Corporation, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which any such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. Holders are entitled to convert the Conversion Amount of Preferred Stock during the 20-day period commencing the date of such notice to the effective date of the event triggering such notice.

            (b) The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders, not less than such number of shares of Common Stock as shall be issuable upon the conversion of all outstanding shares of Preferred Stock. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid and nonassessable.

            (c) Upon a conversion hereunder the Corporation shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the VWAP at such time. If any fraction of a Conversion Share would, except for the provisions of this Section, be issuable upon a conversion hereunder, the Corporation shall pay an amount in cash equal to the VWAP immediately prior to the applicable conversion multiplied by such fraction.

            (d) The issuance of certificates for Common Stock on conversion of Preferred Stock shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such shares of Preferred Stock so converted.

            (e) To effect conversions or redemptions, as the case may be, of shares of Preferred Stock, a Holder shall not be required to surrender the certificate(s) representing such shares of Preferred Stock to the Corporation unless all of the shares of Preferred Stock represented thereby are so converted, in which case the Holder shall deliver the certificate representing such share of Preferred Stock promptly following the Conversion Date at issue. Shares of Preferred Stock converted into Common Stock or redeemed in accordance with the terms hereof shall be canceled and may not be reissued.

            (f) Any and all notices or other communications or deliveries to be provided by the Holders of the Preferred Stock hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to the attention of the Chief
      Operating and Chief Financial Officer of the Corporation addressed to Leonard Neuhaus electronic mail: lneuhaus@nivm.com or to such other address or facsimile number as shall be specified in writing by the Corporation for such purpose. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Corporation, which address shall initially be the address of such Holder set forth on the signature pages of the Subscription Agreement, or such other address as the Corporation or a Holder may designate by ten days advance written notice to the other parties hereto. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 6:30 p.m. (New York City time) (with confirmation of transmission), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date (with confirmation of transmission), (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, (iv) one day after deposit with a nationally recognized overnight courier service, specifying next day delivery, with written verification of service, or (v) upon actual receipt by the party to whom such notice is required to be given.

            (g) For purposes hereof, a share of Preferred Stock is outstanding until such date as the Holder shall have received the Conversion Shares or redemption amount (as the case may be) issuable or payable to it in accordance with this Certificate of Designations.

            (h) Except as expressly provided herein, no provision of this Certificate of Designation shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the liquidated damages (if any) on, the shares of Preferred Stock at the time, place, and rate, and in the coin or currency, herein prescribed.

            (i) If a Holder's Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Preferred Stock so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Corporation.

            (j) All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the "New York Courts"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Certificate of Designation and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Certificate of Designation or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Certificate of Designation, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

            (k) Any waiver by the Corporation or the Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation. The failure of the Corporation or the Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation. Any waiver must be in writing.

            (l) If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest.

            (m) Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

            (n) The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

            (o) The Conversion Shares and/or shares of Common Stock in respect of a dividend payable on the Preferred Stock are entitled to the registration rights set forth in the Subscription Agreement. All terms, representations, warranties and covenants contained in the Subscription Agreement are incorporated by reference herein.

            (p) RESOLVED, FURTHER, that the Chairman, the president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file a Certificate of Designation of Preferences, Rights and Limitations in accordance with the foregoing resolution and the provisions of Florida law.

      IN WITNESS WHEREOF, the undersigned have executed this Certificate this 21st day of September 2006.


/s/Steven Ross
Name: Steven Ross
Title: Chief Executive Officer

                                     ANNEX A

                              NOTICE OF CONVERSION

               (To be Executed by the Registered Holder in order
                      to convert shares of Preferred Stock)

The undersigned hereby elects to convert the number of shares of Convertible Preferred Stock indicated below, into shares of common stock, par value $0.001 per share (the "Common Stock"), of National Investment Managers Inc., a Florida corporation (the "Corporation"), according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Corporation in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:

       Date to Effect Conversion

       -----------------------------------------
       Number of shares of Preferred Stock owned prior to Conversion

       -----------------------------------------
       Number of shares of Preferred Stock to be Converted

       -----------------------------------------
       Stated Value of shares of Preferred Stock to be Converted

       -----------------------------------------
       Number of shares of Common Stock to be Issued

       -----------------------------------------
       Applicable Set Price

       -----------------------------------------
       Number of shares of Preferred Stock subsequent to Conversion

       -----------------------------------------


                                                     [HOLDER]


                                                     By:
                                                        -----------------------
                                                        Name:
                                                        Title: